SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): SEPTEMBER 27, 1996



                         VALUEVISION INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)



                                    MINNESOTA
                 (State or Other Jurisdiction of Incorporation)


         0-20243                                         41-1673770
(Commission File Number)                      (IRS Employer Identification No.)


  6740 SHADY OAK ROAD, MINNEAPOLIS, MN                   55344-3433
(Address of Principal Executive Offices)                 (Zip Code)


       Registrant's telephone number, including area code: (612) 947-5200


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         (a) On September 27, 1996 the Registrant ("ValueVision"), through its wholly-owned subsidiary, ValueVision Direct Marketing Company, Inc., a Minnesota corporation, closed on the acquisition of substantially all of the assets of Montgomery Ward Direct, L.P., a Delaware limited partnership, the four-year-old catalog business of Montgomery Ward & Co., Incorporated ("Montgomery Ward"). The effective date of the transaction was July 27, 1996. Certain wholly-owned subsidiaries of Montgomery Ward are the sole partners of Montgomery Ward Direct, L.P. ValueVision issued 1,484,993 new vested warrants, with an exercise price of $0.01 per share, to Montgomery Ward and assumed certain liabilities as full consideration for the acquisition of Montgomery Ward Direct. ValueVision received approximately $4.7 million in net assets of Montgomery Ward Direct, including cash, inventory, furniture, fixtures and equipment, and accounts receivable.

         Concurrently with such acquisition, ValueVision and Montgomery Ward entered into amended operating, license and other agreements which grant ValueVision the right to use the Montgomery Ward Direct(sm) service mark and extend the use of certain other service marks, expand Montgomery Ward's advertising support and increase ValueVision's sales promotion rights. ValueVision issued 1,484,467 new vested warrants exercisable at $0.01 per share to Montgomery Ward in exchange for 18,000,000 unvested ValueVision warrants from a grant in August 1995 of 25,000,000 warrants exercisable at prices ranging from $7.00 to $17.00. On September 28, 1996, ValueVision issued an additional 2,200,000 new vested warrants, with an exercise price of $0.01 per share, to Montgomery Ward in exchange for the remaining 7,000,000 unvested ValueVision warrants granted in August 1995, which had exercise prices ranging from $6.50 to $6.75.

         The terms of the asset acquisition and the establishment of the purchase price were arrived at as a result of arm's length negotiations between ValueVision management and the management of Montgomery Ward. Montgomery Ward owns 1,280,000 shares of ValueVision Common Stock and an aggregate of 5,169,460 vested warrants to acquire shares of ValueVision Common Stock at an exercise price of $0.01 per share. John Workman, an executive officer of Montgomery Ward, is a director of ValueVision.

         (b) The assets acquired had been used by Montgomery Ward in direct mail marketing operations. ValueVision intends to incorporate such assets into its telemarketing and fulfillment operations to support the growth of its own direct mail business.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                  At the time of this report, it is not practicable to provide the required financial statements for Montgomery Ward Direct, the business acquired. Such statements will be filed as an amendment to this report on Form 8-K as soon as practicable and not later than December 13, 1996.

         (b) PRO FORMA FINANCIAL INFORMATION

                  At the time of this report, it is not practicable to provide the required PRO FORMA financial information for the transaction that is the subject of this report. Such information will be filed as an amendment to this report on Form 8-K as soon as practicable and not later than December 13, 1996.

         (c) EXHIBITS

                  1. Restructuring Agreement dated July 27, 1996 between Montgomery Ward & Co., Incorporated and ValueVision International, Inc., incorporated by reference to Exhibit 10(a) to the Company's report on Form 10-Q for the quarterly period ended July 31, 1996.

                  2. Asset Purchase Agreement dated July 27, 1996 between Montgomery Ward Direct, L.P. and ValueVision Direct Marketing Company, Inc.

                  3. Amended and Restated Operating Agreement dated July 27, 1996 between Montgomery Ward & Co., Incorporated and ValueVision International, Inc.

                  4. Agreement dated July 27, 1996 between Signature Financial/Marketing, Inc. and ValueVision International, Inc.

                  5. Amended and Restated Servicemark License Agreement dated July 27, 1996 between Montgomery Ward & Co., Incorporated and ValueVision International, Inc.

                  6. Letter agreement between Montgomery Ward & Co., Incorporated and ValueVision International, Inc.

                  7. Amended and Restated Warrant Agreement dated July 27, 1996 among ValueVision International, Inc., Montgomery Ward & Co., Incorporated and Montgomery Ward Direct, L.P.

                  8. Amended and Restated Registration Rights Agreement dated July 27, 1996 among ValueVision International, Inc., Montgomery Ward Direct, L.P. and Montgomery Ward & Co., Incorporated.

                  9. Agreement dated July 27, 1996 among Merchant Advisors, Limited Partnership, Montgomery Ward & Co., Incorporated and ValueVision International, Inc., incorporated by reference to Exhibit 10(b) to the Company's report on Form 10-Q for the quarterly period ended July 31, 1996.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on this 11th day of October, 1996.

                                      VALUEVISION INTERNATIONAL, INC.

                                      By:  /s/ Stuart R. Romenesko
                                           Stuart R. Romenesko
                                           Senior Vice President - Finance and
                                           Chief Financial Officer